Press Release Exhibit 99.2

ACUITY BRANDS
DECLARES QUARTERLY DIVIDEND

ATLANTA, March 29, 2019 - The Board of Directors of Acuity Brands, Inc. (NYSE: AYI; “Company”) today declared a quarterly dividend of 13 cents per share. The dividend is payable on May 1, 2019 to shareholders of record on April 17, 2019.
About Acuity Brands
Acuity Brands, Inc. (NYSE: AYI) is the North American market leader and one of the world’s leading providers of lighting and building management solutions. With fiscal year 2018 net sales of $3.7 billion, Acuity Brands currently employs over 12,000 associates and is headquartered in Atlanta, Georgia with operations throughout North America, and in Europe and Asia. The Company’s products and solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Aculux®, American Electric Lighting®, Antique Street Lamps™, Atrius™, DGLogik™, Distech Controls®, DTL®, eldoLED®, Gotham®, Healthcare Lighting®, Hydrel®, Indy™, IOTA®, Juno®, Lucid®, Mark Architectural Lighting™, nLight®, Peerless®, RELOC® Wiring, ROAM®, Sensor Switch®, Sunoptics® and Winona® Lighting. Visit us at www.acuitybrands.com.

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Company Contact:
Dan Smith
Acuity Brands, Inc.
(404) 853-1423